UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               April 18, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2012, Sonic Automotive, Inc. (“Sonic”) entered into an amendment (the “Revolving Credit Facility Amendment”) to its second amended and restated syndicated credit agreement dated July 8, 2011 with Bank of America, N.A., as administrative agent, swing line lender and a lender and Mercedes-Benz Financial Services USA LLC, BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Comerica Bank, US Bank, National Association, Capital One, N.A., VW Credit, Inc. and World Omni Financial Corp., as lenders and Bank of America, N.A., and Wells Fargo Bank, National Association, as letter of credit issuer (the “Revolving Facility”). The Revolving Facility contains certain financial covenants that require compliance by Sonic with specified ratios, including a consolidated liquidity ratio.

The Revolving Credit Facility Amendment reduced the required liquidity ratio requirement to 1:05:1.00 from 1.10 to 1:00. The original liquidity ratio requirement for the Revolving Facility for the period of March 30, 2011 through March 30, 2012 had been 1.05:1.00, with a scheduled escalation to 1.10:1.00 effective March 31, 2012. The Revolving Credit Facility Amendment maintains the liquidity ratio requirement at 1.05:1.00 for the remainder of the term of the Revolving Facility.

On April 19, 2012, Sonic also entered into an amendment (the “Floorplan Facility Amendment”) to its amended and restated syndicated new and used vehicle floorplan credit agreement dated as of July 8, 2011 (the “Floorplan Facility”) with Bank of America, N.A., as administrative agent, a lender, new vehicle swingline lender and used vehicle swingline lender, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, US Bank, National Association, Capital One, N.A., Mercedes-Benz Financial Services USA LLC and Comerica Bank, as lenders, and Wells Fargo Bank, National Association as letter of credit issuer. Like the Revolving Facility, the Floorplan Facility contains certain financial covenants that require compliance by Sonic with specified ratios, including a consolidated liquidity ratio.

The Floorplan Facility Amendment reduced the required liquidity ratio requirement to 1:05:1.00 from 1.10 to 1:00. As with the Revolving Facility, the original liquidity ratio requirement for the Floorplan Facility for the period of March 30, 2011 through March 30, 2012 had been 1.05:1.00, with a scheduled escalation to 1.10:1.00 effective March 31, 2012. The Floorplan Facility Amendment maintains the liquidity ratio requirement at 1.05:1.00 for the remainder of the term of the Floorplan Facility.

The Floorplan Facility Amendment also eliminated the requirement that Sonic repay any outstanding new vehicle swing line loans no less frequently than twice in any calendar month.

The foregoing summaries are qualified by reference to the full text of the Revolving Credit Facility Amendment and Floorplan Facility Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, Sonic’s stockholders approved the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”). The 2012 Stock Incentive Plan is intended to allow Sonic to continue to provide a variety of equity-based incentives to attract and retain key employees (including Sonic’s executive officers) and consultants of Sonic and its subsidiaries and provide them with incentives to contribute to Sonic’s growth and success, as well as align their interests with those of Sonic’s stockholders. The 2012 Stock Incentive Plan is intended to allow certain awards to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

The following is a summary of the 2012 Stock Incentive Plan. The summary describes the principal features of the 2012 Stock Incentive Plan, but it is qualified by reference to the full text of the 2012 Stock Incentive Plan, which is incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K.

Summary of Proposed 2012 Stock Incentive Plan

Administration

The 2012 Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the full authority to grant awards under the 2012 Stock Incentive Plan, to select the recipients of awards under the 2012 Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2012 Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2012 Stock Incentive Plan, to delegate administrative responsibilities and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2012 Stock Incentive Plan. The Compensation Committee also has the discretion to vary or amend the terms of awards and establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.

Eligibility

The Compensation Committee may grant awards under the 2012 Stock Incentive Plan to employees and consultants providing services to the Company. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems relevant, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company. The number of individuals who will be eligible to participate in the 2012 Stock Incentive Plan will vary and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of March 31, 2012, the Company had approximately 9,400 employees.

Types of Awards

Awards under the 2012 Stock Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards. Each type of award is discussed in more detail below.

Shares Subject to 2012 Stock Incentive Plan and Award Limits

The number of shares of Sonic’s Class A Common Stock available for issuance under the 2012 Stock Incentive Plan will be 2,000,000 shares, subject to adjustment as described below. Shares of Class A Common Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2012 Stock Incentive Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Class A Common Stock subject to an award that are (i) withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or (ii) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award will not become available again for awards under the 2012 Stock Incentive Plan.

The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under the 2012 Stock Incentive Plan also will be 2,000,000 shares, subject to adjustment as described below.

No individual may be granted options and/or stock appreciation rights under the 2012 Stock Incentive Plan with respect to an aggregate of more than 500,000 shares of Class A Common Stock during any calendar year. With respect to all other types of awards, no individual may be granted awards (whether such awards may be settled in shares of common stock and/or cash) consisting of, covering or relating to in the aggregate more than 250,000 shares of Class A Common Stock during any calendar year. With respect to any cash-based stock award that is intended to be a performance award (as described below under “Performance Awards”), the 2012 Stock Incentive Plan provides that the maximum cash payment that may be paid during any one calendar year to a participant is $4,000,000.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Compensation Committee, including adjustments to the number and kind of shares of Class A Common Stock which may be issued under the 2012 Stock Incentive Plan, the number of shares of Class A Common Stock subject to the award limits under the 2012 Stock Incentive Plan, and the number, kind and price of shares of Class A Common Stock subject to outstanding awards under the 2012 Stock Incentive Plan.

Stock Options

Stock options may be granted under the 2012 Stock Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of Sonic and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of Sonic’s Class A Common Stock from Sonic at a designated exercise price.

The exercise price of options granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of Sonic or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date. Fair market value under the 2012 Stock Incentive Plan generally is based on the closing sale price of Sonic’s Class A Common Stock on the NYSE on the grant date of the option.

Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid (i) in cash; (ii) subject to applicable law, by tendering previously acquired shares of Class A Common Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met; and/or (iii) subject to applicable law and such rules as may be established by the Compensation Committee, by means of a “cashless exercise” through an approved broker. The Compensation Committee also may provide that options may be exercised using a “net share settlement” procedure, or by other means consistent with applicable law.

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If an option holder’s service terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the 60-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and no longer can be exercised. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the 90-day period following termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the one-year period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options in certain circumstances.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Sonic’s Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of Sonic’s Class A Common Stock on the NYSE on the grant date.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for the Company. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred other than by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs in certain circumstances.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of Sonic’s Class A Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as specified by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with the Company terminates, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee otherwise provides.

A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide that, if the Board of Directors declares a dividend with respect to the Class A Common Stock, a recipient of restricted stock units will receive dividend equivalents on terms specified by the Compensation Committee.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The 2012 Stock Incentive Plan allows the Compensation Committee to grant restricted stock, restricted stock units or a stock award as a performance award intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits Sonic’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and the next three highest paid officers (generally excluding the principal financial officer) to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors also is seeking stockholder approval of the 2012 Stock Incentive Plan to satisfy the requirements of Section 162(m) of the Code.

For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. The 2012 Stock Incentive Plan provides that the Compensation Committee may establish performance goals based on one or more of the following: (i) stock price; (ii) market share; (iii) earnings per share (basic or diluted); (iv) net earnings; (v) operating or other earnings; (vi) gross or net profits; (vii) revenues; (viii) financial return ratios; (ix) stockholder return; (x) cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); (xi) cash position; (xii) return on equity; (xiii) return on investment; (xiv) debt rating; (xv) sales (including Company-wide sales and dealership sales); (xvi) expense reduction levels; (xvii) debt levels (including borrowing capacity); (xviii) return on assets (gross or net); (xix) debt to equity ratio; (xx) debt to capitalization ratio; (xxi) consummation of debt offerings; (xxii) consummation of equity offerings; (xxiii) growth in assets, sales, or market share; (xxiv) customer satisfaction; (xxv) reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); (xxvi) share count reduction; (xxvii) gross or operating margins; (xxviii) contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or (xxix) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of Sonic, based on one or more divisions, business units or subsidiaries, based on the performance of Sonic and its subsidiaries as a whole, or based on any combination of the foregoing. Performance goals also may be expressed by reference to an individual’s performance relating to any of the criteria.

The 2012 Stock Incentive Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including in either absolute or relative terms (including, but not limited to, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the performance goals, the Compensation Committee may specify that they will be determined either before or after taxes and adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements; or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results.

The Compensation Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not increase, an award.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the performance goals have been reached. The Compensation Committee cannot waive the performance goal requirements for a covered officer except in its discretion in the case of the death or disability of the recipient or in the event of a change in control.

As noted previously, no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 250,000 shares of Class A Common Stock during any calendar year. In addition, the maximum cash payment that may be paid under a cash-based stock award during a calendar year to a participant is $4,000,000.

The Compensation Committee may, in its discretion, grant awards to covered officers that do not qualify as performance-based compensation under Section 162(m) of the Code.

Change in Control

Under the 2012 Stock Incentive Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Upon either the consummation of a tender or exchange offer that constitutes a change in control or the third business day prior to the effective date of any other change in control, as the case may be, (i) outstanding stock options and SARs will become fully vested and exercisable; (ii) outstanding restricted stock and restricted stock units (including performance awards other than those described below) will become fully vested with all restrictions and conditions related thereto being deemed satisfied; (iii) outstanding performance awards of restricted stock and restricted stock units for which the performance period has ended, but which otherwise remain subject to additional vesting or other restrictions, will become vested with all restrictions and conditions related thereto being deemed satisfied to the extent of the award as adjusted (if necessary) based upon achievement of the applicable performance goals; and (iv) outstanding performance awards of restricted stock and restricted stock units for which the performance period has not yet ended will become vested with restrictions and conditions related thereto being deemed satisfied on a pro rata basis based upon an assumed achievement of the applicable target performance goals and the length of time within the performance period that has elapsed prior to the change in control. The applicable award agreement will specify the effect of a change in control on other stock awards.

Forfeiture and Clawback

The 2012 Stock Incentive Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including but not limited to the right to receive an award, to exercise an award, to retain an award, to retain cash or Class A Common Stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2012 Stock Incentive Plan also provides that all awards granted under the 2012 Stock Incentive Plan are intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2012 Stock Incentive Plan in whole or in part for any reason, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2012 Stock Incentive Plan will terminate on February 22, 2022, a term of ten years from its initial adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2012 Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Board of Directors may amend the 2012 Stock Incentive Plan and/or the Compensation Committee may amend any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters.

Plan Benefits

Since all awards under the 2012 Stock Incentive Plan are made at the discretion of the Compensation Committee, future awards that may be received by any executive officers or others pursuant to the 2012 Stock Incentive Plan are not presently determinable.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2012 Stock Incentive Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. Sonic does not guarantee to any participant that the 2012 Stock Incentive Plan or any award granted under the 2012 Stock Incentive Plan complies with or is exempt from Section 409A of the Code and Sonic will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders (the “Annual Meeting”) of Sonic held April 18, 2012, the following actions took place.

Mr. O. Bruton Smith, Mr. B. Scott Smith, Mr. David B. Smith, Mr. William I. Belk, Mr. William R. Brooks, Mr. Victor H. Doolan, Mr. Robert Heller, Mr. Robert L. Rewey and Mr. David C. Vorhoff were reelected as directors by Sonic’s stockholders.

	Votes For	Votes Withheld	Broker Non-Votes	Votes Abstained
Election of O. Bruton Smith	151,680,511	1,505,189	3,663,670	-
Election of B. Scott Smith	151,015,658	2,170,042	3,663,670	-
Election of David B. Smith	151,014,525	2,171,175	3,663,670	-
Election of William I. Belk	152,114,174	1,071,526	3,663,670	-
Election of William R. Brooks	151,015,866	2,169,834	3,663,670	-
Election of Victor H. Doolan	152,732,549	453,151	3,663,670	-
Election of Robert Heller	152,111,949	1,073,751	3,663,670	-
Election of Robert L. Rewey	152,093,288	1,092,412	3,663,670	-
Election of David C. Vorhoff	152,731,684	454,016	3,663,670	-

Sonic’s stockholders approved, on a non-binding advisory basis, Sonic’s executive compensation as disclosed in its proxy statement for the Annual Meeting.

	Votes For	Votes Against	Broker Non-Votes	Votes Abstained
Approval, on a non-binding advisory basis, of Sonic’s executive compensation as disclosed in its proxy statement for the Annual Meeting	152,712,146	380,430	3,663,670	93,124

Sonic’s stockholders approved the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors.

	Votes For	Votes Against	Broker Non-Votes	Votes Abstained
Approval of the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors	151,923,041	1,178,328	3,663,670	84,331

Sonic’s stockholders approved the Sonic Automotive, Inc. 2012 Stock Incentive Plan.

	Votes For	Votes Against	Broker Non-Votes	Votes Abstained
Approval of the Sonic Automotive, Inc. 2012 Stock Incentive Plan	143,355,105	9,805,014	3,663,670	25,581

Sonic’s stockholders approved the ratification of the appointment of Ernst & Young LLP as Sonic’s independent accountants for the fiscal year ending December 31, 2012.

	Votes For	Votes Against	Broker Non-Votes	Votes Abstained
Ratification of appointment of Ernst & Young LLP as the independent public accounting firm	156,675,438	151,190	--	22,742

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1

Amendment No. 1, dated as of April 19, 2012, to Second Amended and Restated Credit Agreement dated July 8, 2011 with Bank of America, N.A., as administrative agent, swing line lender and a lender and Mercedes-Benz Financial Services USA LLC, BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Comerica Bank, US Bank, National Association, Capital One, N.A., VW Credit, Inc. and World Omni Financial Corp., as lenders and Bank of America, N.A., and Wells Fargo Bank, National Association, as letter of credit issuer.

10.2

Amendment No. 1, dated as of April 19, 2012, to Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement with Bank of America, N.A., as administrative agent, a lender, new vehicle swingline lender and used vehicle swingline lender, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, US Bank, National Association, Capital One, N.A., Mercedes-Benz Financial Services USA LLC and Comerica Bank, as lenders, and Wells Fargo Bank, National Association as letter of credit issuer.

10.3	Sonic Automotive, Inc. 2012 Stock Incentive Plan (incorporated by referenced to Exhibit 4.5 to Sonic’s Registration Statement on Form S-8 (Reg. No. 333-180814)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: April 23, 2012

EXHIBIT INDEX

10.1

Amendment No. 1, dated as of April 19, 2012, to Second Amended and Restated Credit Agreement dated July 8, 2011 with Bank of America, N.A., as administrative agent, swing line lender and a lender and Mercedes-Benz Financial Services USA LLC, BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Comerica Bank, US Bank, National Association, Capital One, N.A., VW Credit, Inc. and World Omni Financial Corp., as lenders and Bank of America, N.A., and Wells Fargo Bank, National Association, as letter of credit issuer.

10.2

Amendment No. 1, dated as of April 19, 2012, to Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement with Bank of America, N.A., as administrative agent, a lender, new vehicle swingline lender and used vehicle swingline lender, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, US Bank, National Association, Capital One, N.A., Mercedes-Benz Financial Services USA LLC and Comerica Bank, as lenders, and Wells Fargo Bank, National Association as letter of credit issuer.

10.3	Sonic Automotive, Inc. 2012 Stock Incentive Plan (incorporated by referenced to Exhibit 4.5 to Sonic’s Registration Statement on Form S-8 (Reg. No. 333-180814)).